EXHIBIT 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

ACCELERATE DIAGNOSTICS, INC.

SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [•], 2014 (the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the rights offering, that the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the subscription privilege as to the number of shares of Common Stock specified below on behalf of beneficial owners of Subscription Rights:

	NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION PRIVILEGE
1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s)